As filed with the Securities and Exchange Commission on January 29, 2010
Registration No. 333-10477

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SELECTIVE INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	22-2168890
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

40 Wantage Avenue
Branchville, New Jersey 07890
(201) 948-3000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Selective Insurance Retirement Savings Plan
(Full Title of Plan)

Michael H. Lanza
Executive Vice President and General Counsel
SELECTIVE INSURANCE GROUP, INC.
40 Wantage Avenue
Branchville, New Jersey 07890
(201) 948-3000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

with copies to:
Jean Cogill, Esq.
Bingham McCutchen LLP
399 Park Avenue
New York, NY 10022
(212) 705-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

Selective Insurance Group, Inc. is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 for the Selective Insurance Retirement Savings Plan, filed on August 20, 1998 (Registration No. 333-10477) (the “Registration Statement”), to remove and withdraw from registration all securities registered pursuant to the Registration Statement which remain unsold as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant Selective Insurance Group, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Branchville, State of New Jersey, on this 29th day of January, 2010.

SELECTIVE INSURANCE GROUP, INC.

By:	/s/ Gregory E. Murphy
Name: Gregory E. Murphy Title: Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory E. Murphy	Chairman, President and Chief Executive Officer
Gregory E. Murphy	(Principal executive officer)	January 29, 2010

/s/ Dale A. Thatcher	Executive Vice President, Chief Financial Officer
Dale A. Thatcher	and Treasurer (Principal financial officer and principal accounting officer)	January 29, 2010

*	Director	January 29, 2010
Paul D. Bauer

*	Director	January 29, 2010
W. Marston Becker

*	Director	January 29, 2010
A. David Brown

*	Director	January 29, 2010
John C. Burville

*	Director	January 29, 2010
Joan M. Lamm-Tennant

*	Director	January 29, 2010
S. Griffin McClellan III

*	Director	January 29, 2010
Michael J. Morrissey

*	Director	January 29, 2010
Cynthia S. Nicholson

*	Director	January 29, 2010
Ronald L. O’Kelley

*	Director	January 29, 2010
William M. Rue

*	Director	January 29, 2010
J. Brian Thebault

Michael H. Lanza hereby signs this Post-Effective Amendment No. 1 on behalf of each of the indicated persons for whom he is attorney-in-fact on January 29, 2010 pursuant to a power of attorney filed herewith.

*By:	/s/ Michael H. Lanza
Michael H. Lanza
Attorney-in-Fact

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